Exhibit 99.1

FOR IMMEDIATE RELEASE

Contacts: William S. McCalmont 972/753-2314	Douglas Lindsay 972/753-2342
Executive Vice President & CFO	Vice President of Finance
wmccalmont@acecashexpress.com	dlindsay@acecashexpress.com

ACE CASH EXPRESS ANNOUNCES $20 MILLION
SHARE REPURCHASE PROGRAM

DALLAS (May 25, 2005)—ACE Cash Express, Inc. (NASDAQ:AACE) announced today that the Company’s Board of Directors has authorized a new $20 million share repurchase program. The authorization is effective immediately and has no set expiration date. The Company may make repurchases from time to time in the open market or through negotiated transactions depending upon market conditions.

“The Board’s authorization is consistent with our strategy to allocate our capital by reinvesting our cash flow in acquisitions, new store growth and share repurchases, with a focus on delivering long-term value to shareholders,” said Jay B. Shipowitz, President and Chief Executive Officer.

This share repurchase program replaces the Company’s previous share repurchase program. All purchases made and prices paid will be based upon market conditions and made in compliance with securities guidelines. This authorization does not obligate the Company to acquire any shares and may be terminated by the Board at any time.

About ACE Cash Express

     ACE Cash Express, Inc. is a leading retailer of financial services, including check cashing, short-term consumer loans and bill payment services, and the largest owner, operator and franchisor of check cashing stores in the United States. As of March 31, 2005, ACE had a network of 1,331 stores in 37 states and the District of Columbia, consisting of 1,118 company-owned stores and 213 franchised stores. ACE focuses on serving consumers, many of whom seek alternatives to traditional banking relationships in order to gain convenient and immediate access to check cashing services and short-term consumer loans. ACE’s website is found at http://www.acecashexpress.com.

Forward-Looking Statements

     This release contains certain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These statements are generally identified by the use of words such as “expect,” “anticipate,” “estimate,” “believe,” “intend,” “plan,” “target,” “goal,” “should,” “would,” and terms with similar meanings.

     Although ACE believes that the current views and expectations reflected in these forward-looking statements are reasonable, these views and expectations, and the related statements, are inherently subject to risks, uncertainties, and other factors, many of which are not under ACE’s control and may not even be predictable. Any inaccuracy in the assumptions, as well as those risks, uncertainties and other factors could cause the actual results to differ materially from these in the forward-looking statements. These risks, uncertainties, and factors include, but are not limited to, matters described in ACE’s reports filed with the Securities and Exchange Commission, such as:

•	ACE’s relationships with Republic Bank & Trust Company, with Travelers Express and its affiliates and with its bank lenders;

•	ACE’s relationships with providers of services or products offered by ACE or property used in its operations;

•	federal and state governmental regulation of check cashing, short-term consumer lending and related financial services businesses;

•	any impact on the loans offered by Republic Bank & Trust Company at ACE’s stores in Texas, Pennsylvania and Arkansas from the implementation of the revised Guidelines for Payday Lending announced on March 1, 2005 by the Federal Deposit Insurance Corporation, which revised Guidelines provide guidance to banks that engage in payday lending, and include a requirement that such banks develop procedures to ensure that a payday loan is not provided to any customer with payday loans outstanding from any lender for more than 3 months in the previous 12 months;

•	any litigation regarding ACE’s short-term consumer lending activities;

•	theft and employee errors;

•	the availability of adequate financing, suitable locations, acquisition opportunities and experienced management employees to implement ACE’s growth strategy;

•	increases in interest rates, which would increase ACE’s borrowing costs;

•	the fragmentation of the check cashing industry and competition from various other sources, such as banks, savings and loans, short-term consumer lenders, and other similar financial services entities, as well as retail businesses that offer services offered by ACE;

•	the terms and performance of third-party services offered at ACE’s stores; and

•	customer demand and response to services offered at ACE’s stores.

     ACE expressly disclaims any obligation to update or revise any of these forward-looking statements, whether because of future events, new information, a change in ACE’s views or expectations, or otherwise. ACE makes no prediction or statement about the performance of its common stock.